Q3 2017 Financial Results Exhibit 99.1

Forward Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Third Quarter 2017 Highlights Earnings Revenue Loan Production Balance Sheet Efficiency Net income of $9.8 million versus $6.1 million in 2Q17 and $1.6 million in 3Q16 EPS of $0.32 up $0.24 on a year over year basis over 3Q16 Return on average assets of 1.17% and pre-tax pre-provision ROA of 1.47% for 3Q17 Net interest margin increased 16 basis points to 4.18% from 2Q17 reflecting higher yields and a favorable mix of earning assets Net interest margin, ex-accretion, up 20 bps to 3.89%(1) from 3.69%(1) at the end of 2Q17 Non-interest income of $11.9 million, a decrease of 9.7% from 2Q17 due to lower gain on sale driven by lower volumes and mix of loans sold as well as lower servicing income Loans increased by $67.1 million or 12.4% annualized over 2Q17 Deposits remained stable at $2.52 billion for the quarter; non-interest bearing at 29.9% and core deposits at 86.2% Tangible book value per share increased to $12.95(1) , up $0.40 from 2Q17 Efficiency ratio of 69.9%, compared to 66.2% in 2Q17 and 84.4% in 3Q16 Efficiency ratio up for the quarter driven by lower non-interest income and higher operating expenses that include non-recurring items Non-interest expense includes asset impairment charge of $951K primarily related to the sale of a former headquarters facility Credit Quality Strong loan production of $206.6 million in new fundings during the quarter; $135.8 million net of sales Broad origination growth across different commercial business lines Loan pipelines remain strong at the end of the quarter NPLs stable and NPAs modestly higher due primarily to lower resolutions of OREO properties Provision expense of $3.9 million for 3Q17; net charge-offs of $1.9 million or 34 bps Reserve increased 7 bps as ALLL/Loans increased to 0.72% from 0.65% at the end of 2Q17 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Third Quarter Financial Summary ($ in millions, except per share data) Note: Q3 2016 does not include the acquisition of Ridgestone Financial Services, Inc. Due to rounding, income statement may not calculate precisely. Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. (1) (1) (1)

Diversified Loan and Lease Portfolio Loan & Lease Portfolio September 30, 2016 September 30, 2017 ($ in millions) Note: Q3 2016 does not include the acquisition of Ridgestone Financial Services, Inc. Due to rounding, amounts may not calculate precisely. Originated and Acquired Loan & Lease Portfolio Total loans and leases grew a net $67.1 million to $2.2 billion from 2Q17 and $499.0 million from 3Q16 Strong loan production of $206.6 million in new fundings during the quarter; $135.8 million net of sales Solid growth from 2Q17 of $118.7 million in the originated portfolio offset by $51.6 million in runoff from the acquired portfolios

Byline Bancorp, Inc.

Stable Core Deposit Base

($ in millions)

- Total deposits remained stable for 3Q17 and at $2.5 billion
  - Non-interest bearing remained strong at 29.9%
  - Overall total deposit costs increased by 3 bps compared to 2Q17
  - Improvement in deposit mix as core deposits increase to 86.2% driven by growth in Money Market accounts offsetting the decline in CDs

Cost of Interest Bearing Deposits



0.34%
0.43%
0.47%
0.24%
0.30%
0.33%
Q1 2017
Q2 2017
Q3 2017
Cost of Interest Bearing Deposits
Cost of Deposits

Deposit Composition



$2,243
$2,490
$2,576
$2,541
$2,521
10.0%
15.4%
15.7%
15.0%
13.8%
13.0%
15.8%
15.8%
15.6%
15.0%
38.4%
32.8%
32.6%
31.4%
33.9%
8.5%
7.0%
7.5%
7.2%
7.4%
30.0%
29.1%
28.4%
30.8%
29.9%
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Non Interest Checking
Interest Checking
MMDA & Savings
Time <$100K
Time >$100K

Core Deposits[1] / Total Deposits



90.0%
84.6%
84.3%
84.9%
86.2%
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017

6

Note: Q3 2016 does not include the acquisition of Ridgestone Financial Services, Inc.
(1) Core deposits defined as all deposits excluding time deposits exceeding $100,000.

Expanding Net Interest Margin Net interest margin improved 16 basis points linked quarter to 4.18% Net interest margin, excluding accretion income, increased 20 bps to 3.89% during the quarter Loan and lease yields increased to 5.60% for the third quarter versus 5.44% for the second quarter Total cost of interest bearing deposits increased 4 basis points to 0.47% Earning asset yields increased by 18 basis points to 4.66%, total funding costs increased by 3 basis points during the quarter to 0.70% Net Interest Margin Net Interest Income Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. ($ in millions)

Total Non-Interest Income Stable Non-Interest Income Platform Noninterest income of $11.9 million for the third quarter Noninterest income decreased by 9.7% from prior quarter primarily due to lower gain on sale income and lower servicing fees ($ in millions) Total SBC Production Net Gains on Sales of Loans #1 SBA lender in Illinois & Wisconsin for 2017(1) $71.8 million of loan sales in 3Q17, compared to $75.1 million in Q217 Net gain on sale of loans decreased due to lower volume and mix of loans sold Small Business Capital (1) SBA data as of 9/30/2017. Ranking based on dollar volume of loans for the fiscal year.

Disciplined Expense Management Efficiency ratio improvements reflect strong growth in revenue combined with continued expense discipline 3Q17 efficiency ratio impacted by non-recurring expenses, including a $951K impairment charge on the disposition of bank owned property, and lower non-interest income for the quarter Non-interest expense increased 6.2% from 2Q17 or 3.0% excluding the impairment charge ($ in millions) Efficiency Ratio Note: Q3 2016 does not include the acquisition of Ridgestone Financial Services, Inc. Non-Interest Expense

Credit & Asset Quality Asset quality remained stable for the quarter NPLs remained flat at 0.76% for 3Q17 NPAs increased by $1.7 million due to lower OREO disposition activity during the quarter Provision expense was $3.9 million due to increased growth in the portfolio; net charge offs were $1.9 million or 34 bps ALLL/Loans and Leases increased 7 bps from 65 bps at the end of 2Q17 to 72 bps at the end of 3Q17 NPLs / Total Loans & Leases NCOs / Average Total Loans & Leases Note: Q3 2016 does not include the acquisition of Ridgestone Financial Services, Inc. ($ in millions)

Appendix

Non-GAAP Reconciliation ($ in 000s) Note: Q3 2016 does not include the acquisition of Ridgestone Financial Services, Inc.